Exhibit 99.1

NuCO2 Inc.

2800 SE Market Place, Stuart, Florida 34997

www.nuco2.com

email: investor_relations@nuco2.com

FOR IMMEDIATE RELEASE	CONTACTS:	Michael E. DeDomenico
Chairman and CEO
Robert R. Galvin
CFO and Executive Vice President
(772) 221-1754

NUCO2 REPORTS THIRD FISCAL QUARTER RESULTS

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REVENUES INCREASE 19% OVER PRIOR YEAR PERIOD

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EBITDA, AS ADJUSTED, INCREASES TO $10.3 MILLION - 13TH CONSECUTIVE QUARTERLY GAIN

STUART, FLORIDA, May 3, 2006 – NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported operating results for the third fiscal quarter ended March 31, 2006.

•	Total revenues for the quarter increased 18.6%, to $29.2 million, compared to $24.6 million in the corresponding year-ago period.

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Gross profit increased by 16.5% to $15.6 million, compared to $13.4 million a year ago, with gross margins down slightly to 53.4%, compared to 54.4%, as a result of increased energy costs and other planned expenses.

•	Excluding non-cash stock option expense of $1.4 million, operating income totaled $5.6 million, compared to $4.9 million a year ago, when there was no similar charge.

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EBITDA (earnings before interest, taxes, depreciation and amortization), which the Company regards as useful information as to its liquidity, excluding non-cash stock option expense, amounted to $10.3 million, compared to $9.2 million a year ago. Year to date EBITDA, on the same basis, totaled $30.0 million, compared to $25.8 million a year ago.

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Cash earnings per share (GAAP earnings per share plus non-cash income taxes and stock option expense), which the Company regards as a principal measure of its financial performance, amounted to $0.30 per share, compared with $0.20 per share in the year-ago third quarter.

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Net income totaled $2.2 million, after stock option expense of $1.4 million and a provision for income taxes of $1.5 million, compared to $2.7 million a year ago, when there were no similar charges. Fully diluted per share net income equaled $0.14, compared with $0.20 a year ago. The non-cash charge for stock option expense in this year’s third quarter equaled $0.08 per share, and the non-cash tax provision equaled $0.08 per share.

Bookings for the third fiscal quarter totaled 3,379 new locations and gross activations totaled 3,640, compared to 2,574 and 3,360, respectively, in the corresponding year-ago quarter. Attrition was 1,211 in the third quarter compared to 1,216 in the prior year period. As a result, net activations totaled 2,429, compared with 2,144 last year. As of March 31, 2006, total locations served were 108,264, compared to 96,019 last year, an increase of 12.8%.

“We achieved our 13th consecutive quarter of EBITDA growth (adjusted for stock option expense) through customer additions and increased revenues. While our margins were under pressure in the quarter due to rising fuel and raw material costs, we have been able to mitigate these costs through additional revenues and supply management and expect improved margins in the fourth quarter and fiscal year 2007. Meanwhile, our Company continues to generate excess cash, paying off approximately $1.4 million of debt this past quarter, while adding both new regional and local customers, as well as larger chains that have recently signed multi-year master service agreements,” said Michael E. DeDomenico, Chairman and CEO.

“During the quarter, we continued implementation of our new field sales organization. The conversion of our sales force to highly trained full-time personnel from a model with predominately independent commission-only local representatives will yield an expanded and sustained capability to grow our business. Our sales team is making solid progress and we are confident our run rate will pick up significantly as our new staff continues to gain traction,” added Mr. DeDomenico.

Mr. DeDomenico continued, “While we have made good progress in fiscal 2006, adding new customers and managing rising operating costs, our expectation for the year has been revised to reflect projected net new customer activations of 12,500–13,000 and adjusted EBITDA of $41 million, an increase of 16% compared to the prior year.  Our investments made in sales, marketing, and distribution during fiscal 2006 are expected to drive stronger results in fiscal 2007, achieving minimums of 15% revenue growth and 20% EBITDA growth.”

About NuCO2

NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the Continental U.S., NuCO2’s experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company’s website at www.nuco2.com.

Conference Call

A conference call to report operating results for the third quarter of fiscal 2006 will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the Internet via NuCO2’s website at www.nuco2.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2’s website shortly after the call.

Statements contained in this press release concerning the Company's outlook, competitive position and other statements of management's beliefs, goals and expectations are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include, but are not limited to, the ability of the Company to add new accounts, competition and future operating performance. The Company disclaims any obligation to update any forward-looking statement as a result of developments occurring after the date of this press release.

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RECONCILIATION OF GAAP NET INCOME TO EBITDA

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company’s ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company’s operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the Company’s calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company’s lender also uses EBITDA to assess the Company’s compliance with debt covenants. These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.

RECONCILIATION OF GAAP NET INCOME TO CASH EARNINGS PER SHARE

Cash Earnings per Share is one of the principal financial measures by which the Company measures its financial performance. Cash Earnings per Share, presented in conjunction with EBITDA, provides useful information regarding the Company’s ability to service its debt and other obligations and is an accepted financial indicator used by investors, lenders and analysts to analyze and compare companies on the basis of operating performance. However, Cash Earnings per Share does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company’s performance. A significant component of Cash Earnings per Share is to add back our provision for income taxes, which represents a non-cash expense to the Company due to the benefit of net operating loss carryforwards of $114 million incurred by the Company through the fiscal year ended June 30, 2005 and subtract taxes payable under the provisions of the Alternative Minimum Tax (“AMT”) and certain state/local taxes. However, while the Company anticipates continuing to recognize a full tax provision in future periods, the Company expects to pay only the AMT and certain state/local taxes until such time that its net operating loss carryforwards are fully utilized.